FIFTH AMENDMENT TO PURCHASE AGREEMENT

     THIS FIFTH AMENDMENT TO PURCHASE AGREEMENT (the "Fifth Amendment") is made as of the 22nd day of October, 2001, by and between WATERTON RAINTREE, LLC, a Delaware limited liability company ("Seller"), and KelCor, Inc., a Missouri corporation ("Buyer").

                                   WITNESSETH:

     WHERAS, Seller and Buyer executed that certain Purchase Agreement dated as of June 7, 2001, as amended by that certain (i) First Amendment to Purchase Agreement dated as of July 11, 2001, (ii) Second Amendment to Purchase
Agreement, dated as of July 27, 2001, (iii) Third Amendment to Purchase Agreement, dated as of August 9, 2001, and (iv) Fourth Amendment to Purchase
Agreement, dated August 30, 2001, (collectively, the "Original Contract"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain parcel of land and improvements commonly known as the Barrington Hills Apartments, located in Little Rock, Arkansas (the "Property"), and

     WHEREAS, the parties hereto desire to amend the Original Contract in accordance with the terms and conditions specified herein.

     NOW THEREFORE, in consideration of the foregoing covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Definitions. The foregoing recitals are hereby incorporated into this Fifth Amendment. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Original Contract. The Original Contract, as hereby amended, shall be referred to collectively as the "Contract" and all references in the Original Contract to "the Agreement," "the Agreement," or "herein" or similar terms shall mean the Original Contract, as amended by this Fifth Amendment.

     2. Closing Date. Paragraph 3B of the Original Contract is hereby modified to change the Closing Date to October 31, 2001.

     3. Counterparts; Facsimile Execution. The parties hereto agree that: (a) this Fifth Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Fifth Amendment; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this Fifth Amendment. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within ten (10) days from the date hereof.

     4. Effect of Modification. Except as expressly modified by this Fifth Amendment, the terms and conditions of the Original Contract shall otherwise remain in full force and effect, without change.


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     IN WITNESS  WHEREOF,  the  parties  hereto  have duly  executed  this Sixth
Amendment as of the date first above written.

SELLER:

WATERTON RAINTREE, LLC,
A Delaware limited liability company

By: Waterton Residential Property Fund II, L.P.
    Its managing member

    By: Waterton Fund II Managers, L.P.
        Its general partner

        By: VS Managers, L.L.C.
            Its general partner

            By:/s/ Peter M. Vilim
            Name:  Peter M. Vilim
            Title: Member


BUYER:

KelCor, INC.,
a Missouri corporation

By:  /s/ Daniel W. Pishny
Name:    Daniel W. Pishny
Title:   President